EXHIBIT 99.1

Exide Technologies Reports Fiscal 2010 Second Quarter Results

MILTON, Ga., Nov. 5, 2009 (GLOBE NEWSWIRE) -- Exide Technologies (Nasdaq:XIDE) (www.exide.com), a global leader in stored electrical energy solutions, announced today its fiscal 2010 second quarter financial results, for the period ended September 30, 2009.

Highlights of Fiscal 2010 Second Quarter and Year-to-Date Results:

 --  Net sales for the fiscal 2010 second quarter of $631.8 million compared to $914.2 million in the prior year quarter on 23% lower unit volumes while sequential second quarter net sales increased approximately 7% over the fiscal 2010 first quarter;

 --  Gross margin for the fiscal 2010 second quarter increased 290 basis points to 20.6% from 17.7% in the prior year period and sequentially improved from the fiscal 2010 first quarter of 18.0%
     by approximately 260 basis points;

 --  Adjusted net income for the fiscal 2010 second quarter was $3.8 million or $0.05 per share as compared to adjusted net income of
     $19.1 million or $0.25 per share in the fiscal 2009 comparative period and adjusted net loss of $11.0 million or ($0.15) per share in the fiscal 2010 first quarter; and

 --  Free cash flow generation for the six months ended September 30,
     2009 of $28.2 million while funding restructuring and capital investments of $70.7 million.

Consolidated Results

Fiscal 2010 second quarter consolidated net sales were $631.8 million as compared to net sales of $914.2 million in the fiscal 2009 second quarter. Net sales in the fiscal 2010 period were negatively impacted by foreign currency translation ($16.2 million), price reductions resulting from lead escalator agreements ($57.4 million) and overall lower unit volumes ($208.8 million). The reduction in unit sales over the prior year period is driven by lower original equipment "(OE)" builds in Transportation and Motive Power, lower capital spending in the Network Power channels and lower aftermarket volumes in Transportation Americas. The lower aftermarket sales are the result of the previously announced transition of two accounts to competitors.

Consolidated net loss for the fiscal 2010 second quarter was $8.0 million or ($0.11) per share compared to a net loss for the fiscal 2009 second quarter of $10.2 million or ($0.14) per share. The results for these comparable periods were impacted by the following items:

 --  The fiscal 2010 second quarter results include restructuring and related asset impairment charges of $10.4 million, net of tax, or
     ($0.14) per share ($11.2 million pre-tax) compared with net of tax restructuring and asset impairment charges in the second quarter of the prior year in the amount of $9.8 million or
     ($0.13) per share ($10.8 million pre-tax).

 --  The results of the fiscal 2010 second quarter include currency remeasurement gain, net of tax, in the amount of $4.2 million or
     $0.06 per share ($7.6 million pre-tax), compared to a loss of
     $17.9 million, net of tax, or ($0.24) per share ($27.7 million pre-tax) in the fiscal 2009 second quarter.

 --  The fiscal 2010 second quarter includes unrealized gains from revaluation of warrants liability in the amount of $0.3 million or $0.00 per share compared to $9.2 million or $0.12 per share in the fiscal 2009 second quarter. Unrealized gains and losses from revaluation of warrants liability are not subject to income taxes.

 --  The fiscal 2010 second quarter includes reorganization items, net of tax, in the amount of $0.1 million or ($0.00) per share ($0.3 million pre-tax) compared to the fiscal 2009 period of $0.3 million or ($0.00) per share ($0.5 million pre-tax).

 --  The fiscal 2010 second quarter tax provision was negatively impacted by $5.8 million or ($0.08) per share due to valuation allowance increases compared to $10.5 million or ($0.14) per share in the fiscal 2009 second quarter.

Excluding the impact of the above described, nonoperational items, adjusted net income for the fiscal 2010 second quarter was $3.8 million or $0.05 per share. This compares with adjusted net income for the comparable prior year period of $19.1 million or $0.25 per share. A reconciliation of net income or loss and net income or loss per share to adjusted net income or loss and adjusted net income or loss per share is provided as an attachment to this release.

Consolidated Adjusted EBITDA for the fiscal 2010 second quarter was $45.6 million as compared with Adjusted EBITDA of $68.2 million in the prior fiscal year second quarter. Although gross profit declined by $32.0 million in comparison to the prior fiscal year second quarter primarily on lower volume; as a percent of net sales, margins increased 290 basis points to 20.6% in the fiscal 2010 second quarter, compared to 17.7% in the prior year period. Fiscal 2010 second quarter Adjusted EBITDA was nearly double the fiscal 2010 first quarter Adjusted EBITDA of $23.1 million. Gordon A. Ulsh, President and Chief Executive Officer, said, "As indicated in our release on August 6, 2009, we achieved significant sequential improvement in Adjusted EBITDA from the first fiscal quarter to the second fiscal quarter, primarily the result of better alignment of our cost structure with the existing global market condition. As we also indicated in August, assuming no further significant contraction in the global economy and a rational pricing environment, we continue to anticipate achieving higher Adjusted EBITDA for each of the third and fourth quarters of fiscal 2010 as compared to the third and fourth quarters of fiscal 2009."

Selling, general and administrative expenses for the fiscal 2010 second quarter decreased approximately 11% to $110.2 million versus the comparable prior year period of $123.2 million. Approximately $5.1 million of the decrease resulted from favorable foreign currency translation, with the remainder attributable to lower sales commissions and the Company's continued focus on spending controls.

Net interest expense decreased approximately 19% or $3.6 million to $14.8 million in the fiscal 2010 second quarter as compared to $18.4 million in the fiscal 2009 second quarter; the result of the lower average debt outstanding and favorable impact of lower interest rates. At September 30, 2009, net debt decreased by $26.0 million to $562.7 million from $588.7 million at March 31, 2009.

Fiscal 2010 Six Month Consolidated Results

The Company reported a net loss for the six months ended September 30, 2009 of $62.0 million or ($0.82) per share as compared to a net loss of $20.5 million or ($0.27) per share in the prior year period. Adjusted net loss for the six months ended September 30, 2009 was $7.2 million or ($0.09) per share. This compares to an adjusted net income of $32.2 million or $0.43 per share for the prior year six month period.

Net sales for the first six months of fiscal 2010 aggregated $1.22 billion as compared with $1.89 billion for the prior year period. Net sales in the fiscal 2010 period were negatively impacted by foreign currency translation of 3% or ($64.7 million), price reductions due to an 18% decline in average lead prices period over period ($161.7 million) and overall lower unit volumes of 23%. Adjusted EBITDA for the six months ended September 30, 2009 aggregated $68.8 million versus $139.3 million in the comparable prior year period. As a percent of net sales, margins for the first six months of fiscal 2010 increased to 19.3% from 17.7% in the prior year period.

As of September 30, 2009, the Company had cash and cash equivalents of $109.2 million and $112.6 million availability under its revolving bank credit facility. This compares to cash and cash equivalents of $69.5 million and $130.6 million availability under the revolving bank credit facility at March 31, 2009. Free cash flow was $28.2 million for the six months ended September 30, 2009 as compared to free cash flow of $90.7 million for the same period of fiscal 2009. Ulsh commented, "We have generated positive free cash flow in the first six months while funding restructuring investments of $34.8 million and capital investments of $35.9 million."

Segment Information for the Three and Six Months Ended September 30, 2009

Transportation Segments

Net sales of the Company's combined Transportation segments in the fiscal 2010 second quarter were $407.2 million as compared to $561.0 million in the same period of fiscal 2009. This decrease is primarily the result of 22% lower unit volumes in both OE and aftermarket sales. A stronger dollar against most foreign currencies resulted in unfavorable currency translation impact of approximately ($8.1 million). Price reductions resulting from lead escalator agreements negatively impacted net sales by ($40.9 million) in the fiscal 2010 second quarter as compared to the same period of fiscal 2009. Net sales for the first six months of fiscal 2010 were $784.5 million as compared to $1.14 billion for the same period of fiscal 2009 primarily due to lower unit volumes, unfavorable currency translation and price reductions due to lower average lead prices.

Adjusted EBITDA for the combined Transportation segments was $40.4 million in the fiscal 2010 second quarter versus $36.2 million in the comparable fiscal 2009 period. Adjusted EBITDA for the Transportation segments increased in the current fiscal quarter from the prior year period primarily due to savings achieved from restructuring initiatives and higher profits from its recycling operations. Mr. Ulsh stated, "The actions taken to reduce legacy capacity began to benefit our results in the current quarter. We expect that these benefits will accelerate as we move into the second half of the fiscal year." Adjusted EBITDA for the first six months of fiscal 2010 was $56.5 million versus $77.4 million for the comparable fiscal 2009 period.

Industrial Energy Segments

Fiscal 2010 second quarter total net sales for the Company's combined Industrial Energy segments were $224.6 million as compared to $353.2 million in the comparable fiscal 2009 period. This decrease was primarily due to a 28% decline in unit volumes for both motive power and network power products in the fiscal 2010 second quarter as compared to the prior year period. Net sales were negatively impacted by unfavorable foreign currency translation of ($8.0 million) and lead related price reductions due to lead escalator agreements of approximately ($16.5 million) over the prior year period. "While market demand continues to be lower than in the prior year, it is declining at a lesser rate which we believe indicates a slow recovery is underway," Ulsh said. Net sales for the first six months of fiscal 2010 were $440.2 million as compared to $742.2 million for the same period of fiscal 2009 primarily due to lower unit volumes, unfavorable currency translation and price reductions due to lower average lead prices.

Total Adjusted EBITDA for the Industrial Energy segments in the fiscal 2010 second quarter totaled $12.0 million versus $39.6 million in the fiscal 2009 second quarter. This decrease is primarily due to lower sales volumes for motive power and network power products. Adjusted EBITDA for the first six months of fiscal 2010 was $25.6 million versus $76.0 million for the comparable fiscal 2009 period.

Non-GAAP Financial Measures

The Company uses Adjusted EBITDA as a key measure of its operational financial performance. This measure is the key indicator of the Company's operational performance and excludes the nonrecurring impact of the Company's current restructuring actions. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and restructuring charges. The Company's Adjusted EBITDA definition also adjusts reported earnings for the effect of non-cash currency remeasurement gains or losses, the non-cash gain or loss from revaluation of the Company's warrants liability, impairment charges and non-cash gains or losses on asset sales. Please refer to the reconciliations of net loss to EBIT and Adjusted EBITDA below.

The Company calculates Adjusted Earnings Per Share by excluding from net income (loss) per diluted share certain items, such as non-cash tax valuation allowances, reorganization items related to the Company's prior bankruptcy proceedings and the non-cash gain or loss from revaluation of the Company's warrants liability. The Company also excludes the impact of restructuring and impairment charges incurred to improve its relative cost position when compared with the competition. Further, non-cash currency remeasurement gains and losses have been excluded as these are the result of financing as opposed to operating decisions. The Company believes that these measures are useful to investors and management because they allow investors to evaluate the Company's performance for different periods on a more comparable basis by excluding these non-operational items that the Company believes are not indicative of, or may obscure trends useful in evaluating, the Company's continuing operations. This supplemental presentation should not be construed as an inference that the Company's future results will be unaffected by similar adjustments to net income (loss) per share determined in accordance with GAAP.

The Company also defines Free Cash Flow as cash from operating activities and cash from investing activities, both as measured in accordance with Generally Accepted Accounting Principles. We believe that Free Cash Flow provides useful information about the cash generated by our core operations after capital expenditures and the sale of non-core assets.

All of the foregoing non-GAAP financial measures should be used in addition to, but not in isolation or as a substitute for, the analysis provided in the Company's measures of financial performance prepared in conformity with U.S. GAAP. The non-GAAP financial measures should be read only in conjunction with the Company's condensed consolidated financial statements prepared in accordance with GAAP.

Conference Call

The Company previously announced that it will hold a conference call to discuss its results on Friday, November 6, 2009 at 9:00 a.m. Eastern Time.

 Conference call details:
      Dial-in number for U.S./Canada:  877-296-1542
      Dial-in number for international callers:  706-679-5918
      Conference ID:  36173591

 A telephonic replay of the conference call is available:
      Dates: from 12:00 p.m. ET November 6, 2009 to 11:59 p.m. ET
      November 20, 2009
      Domestic dial-in:  800-642-1687
      International dial-in:  706-645-9291
      Passcode:  36173591

About Exide Technologies

Exide Technologies, with operations in more than 80 countries, is one of the world's largest producers and recyclers of lead-acid batteries. The Company's four global business groups -- Transportation Americas, Transportation Europe and Rest of World, Industrial Energy Americas and Industrial Energy Europe and Rest of World -- provide a comprehensive range of stored electrical energy products and services for industrial and transportation applications.

Transportation markets include original-equipment and aftermarket automotive, heavy-duty truck, agricultural and marine applications, and new technologies for hybrid vehicles and automotive applications. Industrial markets include network power applications such as telecommunications systems, electric utilities, railroads, photovoltaic (solar-power related) and uninterruptible power supply (UPS), and motive-power applications including lift trucks, mining and other commercial vehicles.

Further information about Exide, including its financial results, are available at www.exide.com.

The Exide Technologies logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3300

Forward-Looking Statements

Except for historical information, this press release may be deemed to contain "forward-looking" statements. The Company desires to avail itself of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Act") and is including this cautionary statement for the express purpose of availing itself of the protection afforded by the Act.

Examples of forward-looking statements include, but are not limited to (a) projections of revenues, cost of raw materials, income or loss, earnings or loss per share, capital expenditures, growth prospects, dividends, the effect of currency translations, capital structure, and other financial items, (b) statements of plans and objectives of the Company or its management or Board of Directors, including the introduction of new products, or estimates or predictions of actions by customers, suppliers, competitors or regulating authorities, (c) statements of future economic performance, and (d) statements of assumptions, such as the prevailing weather conditions in the Company's market areas, underlying other statements and statements about the Company or its business.

Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following general factors such as: (i) the Company's ability to implement and fund based on current liquidity business strategies and restructuring plans, (ii) unseasonable weather (warm winters and cool summers) which adversely affects demand for automotive and some industrial batteries, (iii) the Company's substantial debt and debt service requirements which may restrict the Company's operational and financial flexibility, as well as imposing significant interest and financing costs, (iv) the litigation proceedings to which the Company is subject, the results of which could have a material adverse effect on the Company and its business, (v) the realization of the tax benefits of the Company's net operating loss carry forwards, which is dependent upon future taxable income, (vi) the fact that lead, a major constituent in most of the Company's products, experiences significant fluctuations in market price and is a hazardous material that may give rise to costly environmental and safety claims, (vii) competitiveness of the battery markets in the Americas and Europe, (viii) risks involved in foreign operations such as disruption of markets, changes in import and export laws, currency restrictions, currency exchange rate fluctuations and possible terrorist attacks against U.S. interests, (ix) general economic conditions, (x) the ability to acquire goods and services and/or fulfill labor needs at budgeted costs, (xi) the Company's reliance on a single supplier for its polyethylene battery separators, (xii) the Company's ability to successfully pass along increased material costs to its customers, (xiii) the loss of one or more of the Company's major customers for its industrial or transportation products, (xiv) recently adopted U.S. lead emissions standards and the implementation of such standards by applicable states, and (xv) the ability of the Company's customers to pay for products and services in light of liquidity constraints resulting from global economic conditions and restrictive credit markets, and (xvi) those risk factors described in the Company's fiscal 2009 Form 10-K filed on June 4, 2009 and the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2009.

The Company cautions each reader of this report to carefully consider those factors set forth above. Such factors have, in some instances, affected and in the future could affect the ability of the Company to achieve its projected results and may cause actual results to differ materially from those expressed herein.

                   EXIDE TECHNOLOGIES AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
           (Unaudited, in thousands, except per-share data)

                               For the                  For the
                          Three Months Ended        Six Months Ended
                        ----------------------  ----------------------
                             September 30,           September 30,
                           2009        2008        2009         2008
                        ----------  ----------  ----------  ----------

 NET SALES              $  631,815  $  914,174  $1,224,669  $1,885,449
 COST OF SALES             501,909     752,290     988,079   1,554,085
                        ----------  ----------  ----------  ----------
 Gross profit              129,906     161,884     236,590     331,364
                        ----------  ----------  ----------  ----------
 EXPENSES:
 Selling, marketing
  and
  advertising               63,801      79,670     129,119     158,526
 General and
  administrative            46,367      43,488      89,297      90,659
 Restructuring              10,431       9,655      46,097      11,878
 Other (income)
  expense, net              (7,039)     16,692     (10,400)     24,515
 Interest expense,
  net                       14,817      18,401      29,536      37,626
                        ----------  ----------  ----------  ----------
                           128,377     167,906     283,649     323,204
                        ----------  ----------  ----------  ----------

 Income (loss) before
  reorganization
  items and income
  taxes                      1,529      (6,022)    (47,059)      8,160

 REORGANIZATON ITEMS,
  NET                          320         472         875         935
 INCOME TAX PROVISION        9,130       3,408      14,002      26,878
                        ----------  ----------  ----------  ----------
   Net loss                 (7,921)     (9,902)    (61,936)    (19,653)
 NET INCOME
  ATTRIBUTABLE TO
  NONCONTROLLING
  INTERESTS                     68         334          26         894
                        ----------  ----------  ----------  ----------
   Net loss
    attributable to
    Exide
    Technologies        $   (7,989)  $ (10,236)  $ (61,962)  $ (20,547)
                        ==========  ==========  ==========  ==========

 LOSS PER SHARE
 Basic and Diluted      $    (0.11)  $   (0.14)  $   (0.82)  $   (0.27)
                        ==========  ==========  ==========  ==========

 WEIGHTED AVERAGE
  SHARES
 Basic and Diluted          75,880      75,455      75,848      75,416
                        ==========  ==========  ==========  ==========

                 EXIDE TECHNOLOGIES AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED BALANCE SHEETS
           (Unaudited, in thousands, except per-share data)

                                        September 30,      March 31,
                                             2009            2009
                                        -------------    -------------
             ASSETS

 Current assets:
  Cash and cash equivalents              $    109,160     $     69,505
  Receivables, net of allowance for
   doubtful accounts of $32,882 and
   $28,855                                    478,710          497,841
  Inventories                                 435,438          420,815
  Prepaid expenses and other                   17,855           17,427
  Deferred financing costs, net                 5,066            4,890
  Deferred income taxes                        26,572           33,005
                                        -------------    -------------
   Total current assets                     1,072,801        1,043,483
                                        -------------    -------------
 Property, plant and equipment, net           609,383          586,261
                                        -------------    -------------
 Other assets:
  Goodwill                                      4,262            4,022
  Other intangibles, net                      186,516          175,311
  Investments in affiliates                     2,031            2,048
  Deferred financing costs, net                10,019           12,134
  Deferred income taxes                        54,866           51,272
  Other                                        32,224           25,656
                                        -------------    -------------
                                              289,918          270,443
                                        -------------    -------------
 Total assets                            $  1,972,102     $  1,900,187
                                        =============   ==============

  LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities:
  Short-term borrowings                  $      8,251     $      6,977
  Current maturities of long-term
   debt                                         5,083            5,048
  Accounts payable                            299,647          261,652
  Accrued expenses                            303,156          279,447
  Warrants liability                            1,345            1,143
                                        -------------    -------------
   Total current liabilities                  617,482          554,267
 Long-term debt                               658,540          646,180
 Noncurrent retirement obligations            212,129          197,403
 Deferred income taxes                         29,958           30,229
 Other noncurrent liabilities                 135,064          130,041
                                        -------------    -------------
   Total liabilities                        1,653,173        1,558,120
                                        -------------    -------------

 Commitments and contingencies
 STOCKHOLDERS' EQUITY
 Preferred stock, $0.01 par value,
  1,000 shares authorized, 0 shares
  issued and outstanding                           --               --
 Common stock, $0.01 par value,
  200,000 shares authorized, 75,530
  and 75,499 shares issued and
  outstanding                                     755              755
 Additional paid-in capital                 1,114,745        1,111,001
 Accumulated deficit                         (849,243)        (787,281)
 Accumulated other comprehensive
  income                                       35,454            1,752
                                        -------------    -------------
   Total stockholders' equity
    attributable to Exide
    Technologies                              301,711          326,227
 Noncontrolling interests                      17,218           15,840
                                        -------------    -------------
   Total stockholders' equity                 318,929          342,067
                                        -------------    -------------
 Total liabilities and stockholders'
  equity                                 $  1,972,102     $  1,900,187
                                        =============    =============

   EXIDE TECHNOLOGIES AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (Unaudited, in thousands)

                                            For the Six Months Ended
                                        ------------------------------
                                        September 30,    September 30,
                                             2009             2008
                                        -------------    -------------

 Cash Flows From Operating Activities:
  Net loss                               $    (61,936)    $    (19,653)
  Adjustments to reconcile net loss
   to net cash provided by operating
   activities --
   Depreciation and amortization               45,501           51,295
   Unrealized loss on warrants                    202              471
   Net loss on asset sales /
    impairments                                 6,174            1,135
   Deferred income taxes                        5,898            7,606
   Provision for doubtful accounts              3,188            3,641
   Non-cash stock compensation                  5,182            2,506
   Reorganization items, net                      875              935
   Amortization of deferred financing
    costs                                       2,490            2,612
   Currency remeasurement (gain) loss         (16,860)          25,884
 Changes in assets and liabilities --
   Receivables                                 52,910          108,960
   Inventories                                 16,180            9,599
   Prepaid expenses and other                     720           (1,248)
   Payables                                    18,942          (53,098)
   Accrued expenses                              (785)          (7,756)
   Noncurrent liabilities                      (6,347)         (17,759)
   Other, net                                  (8,121)          (4,546)
                                         -------------    -------------
   Net cash provided by operating
    activities                                 64,213          110,584
                                        -------------    -------------

 Cash Flows From Investing Activities:
  Capital expenditures                        (35,910)         (36,154)
  Proceeds from sales of assets, net              (51)          16,265
                                        -------------    -------------
   Net cash used in investing
    activities                                (35,961)         (19,889)
                                        -------------    -------------

 Cash Flows From Financing Activities:
  Increase (decrease)  in short-term
   borrowings                                     177           (1,937)
  Decrease in borrowings under
   Senior Secured Credit Facility              (1,501)          (1,662)
  Increase (decrease) in other debt             8,214           (3,183)
  Common stock issuance                            --              244
  Acquisition of noncontrolling
   interest in subsidiary                      (1,338)              --
                                        -------------    -------------
   Net cash provided by (used in)
    financing activities                        5,552           (6,538)
                                        -------------    -------------

 Effect of Exchange Rate Changes on
  Cash and Cash Equivalents                     5,851           (4,805)
                                        -------------    -------------

 Net Increase In Cash and Cash

  Equivalents                                  39,655           79,352
 Cash and Cash Equivalents,
  Beginning of Period                          69,505           90,547
                                        -------------    -------------
 Cash and Cash Equivalents, End of
  Period                                 $    109,160     $    169,899
                                        =============    =============

 Supplemental Disclosures of Cash
  Flow Information:
  Cash paid during the period -
   Interest                              $     23,384     $     33,502
   Income taxes (net of refunds)         $       (603)    $      4,797

                   EXIDE TECHNOLOGIES AND SUBSIDIARIES
               ADJUSTED EBITDA RECONCILIATION BY SEGMENT
                             (in millions)

 FOR THE THREE MONTHS ENDED
 SEPTEMBER 30, 2009

                   Transportation   Industrial Energy
                 -----------------  ------------------
                           Europe              Europe
                 Americas and ROW   Americas  and ROW   Other   TOTAL
                 -------- --------  --------  --------  ------  ------

  Net income
   (loss)          $ 22.2   $  4.2    $  3.1     ($8.8) ($28.8)  ($8.0)
   Interest
    expense,
    net                --       --        --        --    14.8    14.8
   Income tax
    provision          --       --        --        --     9.1     9.1
                  ----------------------------------------------------

  EBIT               22.2      4.2       3.1      (8.8)   (4.8)   15.9
   Depreciation
    and amort-
    ization           7.0      5.7       2.6       6.1     1.6    23.0
   Reorganiza-
    tion items,
    net                --       --        --        --     0.3     0.3
   Restructuring      0.7      1.2       0.1       7.7     0.7    10.4
   Currency
    remeasure-
    ment (gain)
    loss             (0.3)    (0.3)      0.5        --    (7.5)   (7.6)
   Unrealized
    loss on re-
    valuation
    of warrants        --       --        --        --    (0.3)   (0.3)
   Loss on sale/
    impairment
    of assets         0.2       --        --       0.6      --     0.8
   Other,
    principally
    non cash
    stock
    compensation
    expense            --     (0.2)       --       0.1     3.2     3.1
                  ----------------------------------------------------
  Adjusted
   EBITDA          $ 29.8   $ 10.6    $  6.3    $  5.7  $ (6.8) $ 45.6
                  ====================================================

 FOR THE THREE MONTHS ENDED
 SEPTEMBER 30, 2008

                   Transportation    Industrial Energy
                 -----------------  ------------------
                           Europe              Europe
                 Americas and ROW   Americas  and ROW   Other   TOTAL
                 -------- --------  --------  --------  ------  ------

 Net income
  (loss)           $ 23.8    ($6.6)  $ 12.9     $ 10.6  ($50.9) ($10.2)
  Interest
   expense, net        --       --       --         --    18.4    18.4
  Income tax
   provision           --       --       --         --     3.4     3.4
                  ----------------------------------------------------
 EBIT                23.8     (6.6)    12.9       10.6   (29.1)   11.6
  Depreciation
   and amorti-
   zation             7.7      7.1      2.2        6.5     1.9    25.4
  Reorganiza-
   tion items,
   net                 --       --       --         --     0.5     0.5
  Restructuring       0.4      2.3      0.1        6.7     0.2     9.7
  Currency re-
   measurement
   loss (gain)        0.9      0.3     (0.3)        --    26.8    27.7
  Noncontrolling
   interest            --       --       --         --     0.3     0.3
  Unrealized
   gain on re-
   valuation
   of warrants         --       --       --         --    (9.2)   (9.2)
  Loss on sale/
   impairment
   of assets           --      0.1      0.7        0.2      --     1.0
  Other,
   principally
   non cash
   stock com-
   pensation
   expense             --      0.2      (0.1)      0.1     1.0     1.2
                  ----------------------------------------------------

  Adjusted
   EBITDA          $ 32.8   $  3.4    $ 15.5    $ 24.1  $ (7.6) $ 68.2
                  ====================================================

                 EXIDE TECHNOLOGIES AND SUBSIDIARIES
               ADJUSTED EBITDA RECONCILIATION BY SEGMENT
                             (in millions)

 FOR THE SIX MONTHS ENDED
 SEPTEMBER 30, 2009

                   Transportation   Industrial Energy
                 -----------------  ------------------
                           Europe              Europe
                 Americas and ROW   Americas  and ROW   Other   TOTAL
                 -------- --------  --------  --------  ------  ------

 Net income
  (loss)           $ 27.5   ($19.2)   $  5.7    ($24.7) ($51.3) ($62.0)
  Interest
   expense, net        --       --        --        --    29.5    29.5
  Income tax
   provision           --       --        --        --    14.0    14.0
                  ----------------------------------------------------

 EBIT                27.5    (19.2)      5.7     (24.7)   (7.8)  (18.5)
  Depreciation
   and amorti-
   zation            14.0     11.0       5.1      12.1     3.3    45.5
  Reorganization
   items, net          --       --        --        --     0.9     0.9
  Restructuring       4.1     19.9       0.2      20.9     1.0    46.1
  Currency re-
   measurement
   (gain) loss       (0.5)    (0.6)      0.9      (0.5)  (16.2)  (16.9)
  Unrealized
   loss on re-
   valuation
   of warrants        --        --        --        --     0.2     0.2
  Loss on sale/
   impairment
   of assets          0.3       --        --       5.8     0.1     6.2
  Other,
   principally
   non cash
   stock
   compensation
   expense            0.1     (0.1)      0.1        --     5.2     5.3
                  ----------------------------------------------------
 Adjusted
  EBITDA           $ 45.5   $ 11.0    $ 12.0    $ 13.6  $(13.3) $ 68.8
                  ====================================================

 FOR THE SIX MONTHS ENDED
 SEPTEMBER 30, 2008

                   Transportation   Industrial Energy
                 -----------------  ------------------
                           Europe              Europe
                 Americas and ROW   Americas  and ROW   Other   TOTAL
                 -------- --------  --------  --------  ------  ------
 Net income
  (loss)           $ 50.5    ($7.2)   $ 26.7    $ 22.4 ($112.9) ($20.5)
  Interest
   expense, net        --       --        --        --    37.6    37.6
  Income tax
   provision           --       --        --        --    26.9    26.9
                  ----------------------------------------------------

 EBIT                50.5     (7.2)     26.7      22.4   (48.4)   44.0
  Depreciation
   and amorti-
   zation            15.3     14.3       4.4      13.5     3.8    51.3
  Take Charge          --      0.3        --        --      --     0.3
  Reorganization
   items, net          --       --        --        --     1.0     1.0
  Restructuring       0.7      3.0        --       8.0     0.2    11.9
  Currency re-
   measurement
   loss (gain)        0.3       --      (0.2)       --    25.8    25.9
  Noncontrolling
   interest            --       --        --        --     0.9     0.9
  Unrealized
   loss on re-
   valuation
   of warrants         --       --        --        --     0.5     0.5
  (Gain) loss
   on sale/
   impairment
   of assets          --      (0.1)      0.7       0.5      --     1.1
  Other,
   principally
   non cash
   stock
   compensation
   expense             --      0.3      (0.1)      0.1     2.1     2.4
                  ----------------------------------------------------
  Adjusted
   EBITDA          $ 66.8   $ 10.6    $ 31.5    $ 44.5  $(14.1) $139.3
                  ====================================================

                  EXIDE TECHNOLOGIES AND SUBSIDIARIES
         COMPARATIVE NET SALES AND ADJUSTED EBITDA BY SEGMENT
                             (In millions)

          Transportation      Industrial Energy
          --------------      -----------------
                    Europe            Europe  Unallocated
         Americas  and ROW  Americas  and ROW  Corporate  Consolidated
         -------- --------  -------- -------- ----------- ------------

 Q2 FY 10
 --------
 Net
  sales    $224.8   $182.4    $ 56.6   $168.0       $  --       $631.8
 Adjusted
  EBITDA     29.8     10.6       6.3      5.7        (6.8)        45.6

 Q2 FY 09
 --------
 Net
  sales    $315.6   $245.4    $ 76.8   $276.4       $  --       $914.2
 Adjusted
  EBITDA     32.8      3.4      15.5     24.1        (7.6)        68.2

          Transportation      Industrial Energy
          --------------      -----------------
                    Europe            Europe  Unallocated
         Americas  and ROW  Americas  and ROW  Corporate  Consolidated
         -------- --------  -------- -------- ----------- ------------

 Q2 YTD
 FY10
 ------
 Net
  sales    $455.6   $328.9    $116.5   $323.7       $  --     $1,224.7
 Adjusted
  EBITDA     45.5     11.0      12.0     13.6       (13.3)        68.8

 Q2 YTD
 FY09
 ------
 Net
  sales    $622.0   $521.2    $166.0   $576.2       $  --     $1,885.4
 Adjusted
  EBITDA     66.8     10.6      31.5     44.5       (14.1)       139.3

                 EXIDE TECHNOLOGIES AND SUBSIDIARIES
                     COMPUTATION OF FREE CASH FLOW
                             (in millions)

                                           FOR THE SIX MONTHS ENDED
                                         -----------------------------
                                         September 30,   September 30,
                                              2009           2008
                                         -------------   -------------

 Net cash provided by operating
  activities                              $       64.2    $      110.6

 Net cash provided by used in
  investing activities                           (36.0)          (19.9)
                                         -------------   -------------

       Free Cash Flow                     $       28.2    $       90.7
                                         =============   =============

                  EXIDE TECHNOLOGIES AND SUBSIDIARIES
      NON-GAAP ADJUSTED EARNINGS (LOSS) PER SHARE RECONCILIATION
                 (in millions, except per share data)

                                        FOR THE THREE MONTHS ENDED
                                      September 30,      September 30,
                                          2009                2008
                                    ----------------  ----------------
                                                Per               Per
                                    Dollars    Share  Dollars    Share
                                    -------    -----  -------    -----
 Net loss                           $ (8.0)   $(0.11) $(10.2)   $(0.14)

   Increases in tax valuation
    allowance                          5.8      0.08    10.5      0.14

   Reorganization items, net
    of tax                             0.1        --     0.3        --

   Restructuring and impairment,
    net of tax                        10.4      0.14     9.8      0.13

   Currency remeasurement (gain)
    loss, net of tax                  (4.2)    (0.06)   17.9      0.24

   Unrealized gain on revaluation
    of warrants                       (0.3)       --    (9.2)    (0.12)
                                    ------    ------  ------    ------

 Non-GAAP Adjusted Net Income /
  EPS                               $  3.8    $ 0.05  $ 19.1    $ 0.25
                                    ======    ======  ======    ======

                                           FOR THE SIX MONTHS ENDED
                                      September 30,      September 30,
                                          2009                2008
                                    ----------------  ----------------
                                                Per               Per
                                    Dollars    Share  Dollars    Share
                                    -------    -----  -------    -----
 Net loss                           $(62.0)   $(0.82) $(20.5)   $(0.27)

   Increases in tax valuation
     allowance                        13.0      0.17    23.7      0.31

   Reorganization items, net of
    tax                                0.5      0.01     0.6      0.01

   Restructuring and impairment,
    net of tax                        49.9      0.66    11.8      0.16

   Currency remeasurement (gain)
    loss, net of tax                  (8.8)    (0.12)   16.1      0.21

   Unrealized loss on revaluation
    of warrants                        0.2        --     0.5      0.01
                                    ------    ------  ------    ------

 Non-GAAP Adjusted Net (Loss)
  Income / EPS                      $ (7.2)   $(0.09) $ 32.2    $ 0.43
                                    ======    ======  ======    ======

CONTACT:  J.Addams & Partners, Inc.
          MEDIA CONTACTS:
          Jeannine Addams
            jfaddams@jaddams.com
          Kristin Wohlleben
            kwohlleben@jaddams.com
          404/231-1132

          Exide Technologies
          INVESTOR CONTACT:
          Carol Knies, Senior Director of Investor Relations
          678/566-9316
          carol.knies@exide.com